UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): June 24, 2009
                                                            -------------

                       ATLANTIC COAST FEDERAL CORPORATION
             (Exact name of Registrant as specified in its charter)

      Federal                   000-50962                    59-3764686
     --------                   ---------                    ----------
 (State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                        Identification No.)

                   505 Haines Avenue, Waycross, Georgia 31501
                   ------------------------------------------
                    (Address of principal executive offices)

                                 (800) 342-2824
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment  of  Principal  Officers;   Compensatory   Arrangements  of  Certain
Officers.

(e) On June 24, 2009, Atlantic Coast Bank (the "Bank") the wholly owned subsidiary of Atlantic Coast Federal Corporation (the "Company") entered into an employment agreement with Phillip Buddenbohm, Chief Risk Officer of the Bank. The employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

         The agreement provides for a one year term and base salary at his current level of $135,000. In addition to the base salary, the agreement provides for, among other things, participation in incentive programs and other employee pension benefit and fringe benefit plans applicable to executive employees. Upon each anniversary date of the agreement, the term will be extended for an additional year subject to the board of directors conducting a performance review of the executive and approving such renewal. Under the agreement, Mr. Buddenbohm's employment may be terminated for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after termination.

         Certain events resulting in Mr. Buddenbohm's termination or resignation will entitle him to payments of severance benefits following termination of employment. Mr. Buddenbohm will be entitled to severance benefits under the agreement in the event (A) his employment is involuntarily terminated (for reasons other than cause, death, disability or retirement) or (B) he resigns during the term of the agreement within two years after any of the following events: (i) relocation of his principal place of employment to a location that is more than 50 miles from Jacksonville, Florida; (ii) a material reduction in his benefits and perquisites, including base salary; or (iii) a material breach of the agreement by the Bank, provided, however, that a change in his title or duties will not be considered a material breach of the agreement. In such event, Mr. Buddenbohm would be entitled to an immediate cash lump sum severance payment equal to one times his highest annual rate of base salary at any time during the term of the agreement and one times his highest annual bonus and non-equity compensation received during the most recent calendar year prior to the termination, which may be subject to a six month delay if required to comply with Section 409A of the Internal Revenue Code. In addition, he would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage for such period.

         Notwithstanding any provision to the contrary in the agreement, payments under the agreement following a change in control are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Item 9.01. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired: None

         (b) Pro Forma Financial Information: None

         (c) Shell company transactions: None

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         (d) Exhibits:

             Exhibit 10.1: Employment Agreement of Phillip Buddenbohm




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ATLANTIC COAST FEDERAL CORPORATION


Date:  June 29, 2009            By:  /s/ Robert J. Larison, Jr.
                                     ------------------------------------------
                                     Robert J. Larison, Jr.
                                     President and Chief Executive Officer
                                     (Duly Authorized Representative)



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                                  EXHIBIT 10.1